Exhibit 99.1

Zscaler Reports Fourth Quarter and Fiscal 2024 Financial Results
Fourth Quarter Highlights
•Revenue grows 30% year-over-year to $592.9 million
•Calculated billings grows 27% year-over-year to $910.8 million
•Deferred revenue grows 32% year-over-year to $1,895.0 million
•GAAP net loss of $14.9 million compared to GAAP net loss of $30.7 million on a year-over-year basis
•Non-GAAP net income of $140.6 million compared to non-GAAP net income of $100.9 million on a year-over-year basis
SAN JOSE, California - Sept 3, 2024 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal fourth quarter and fiscal year ended July 31, 2024.
“We ended a successful Fiscal 2024 with Q4 results exceeding the high end of our guidance across all metrics,” said Jay Chaudhry, Chairman and CEO of Zscaler. “Customers adoption of our Zero Trust Exchange platform is stronger than ever, and I’m thrilled to share that we have achieved a major milestone with our cloud platform surpassing over half a Trillion transactions daily. I'm excited about the year ahead, as we enter Fiscal 2025 with a strong go-to-market machine and a high pace of innovation.”
Fourth Quarter Fiscal 2024 Financial Highlights
•Revenue: $592.9 million, an increase of 30% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $27.0 million, or 5% of revenue, compared to $44.6 million, or 10% of revenue, in the fourth quarter of fiscal 2023. Non-GAAP income from operations was $127.5 million, or 22% of revenue, compared to $86.0 million, or 19% of revenue, in the fourth quarter of fiscal 2023.
•Net income (loss): GAAP net loss was $14.9 million, compared to $30.7 million in the fourth quarter of fiscal 2023. Non-GAAP net income was $140.6 million, compared to $100.9 million in the fourth quarter of fiscal 2023.
•Net income (loss) per share, diluted: GAAP net loss per share, diluted, was $0.10, compared to $0.21 in the fourth quarter of fiscal 2023. Non-GAAP net income per share was $0.88, compared to $0.64 in the fourth quarter of fiscal 2023.
•Cash flows: Cash provided by operations was $203.6 million, or 34% of revenue, compared to $135.9 million, or 30% of revenue, in the fourth quarter of fiscal 2023. Free cash flow was $136.3 million, or 23% of revenue, compared to $101.3 million, or 22% of revenue, in the fourth quarter of fiscal 2023.
•Deferred revenue: $1,895.0 million as of July 31, 2024, an increase of 32% year-over-year.
•Cash, cash equivalents and short-term investments: $2,409.7 million as of July 31, 2024, an increase of $309.4 million from July 31, 2023.

Full Year Fiscal 2024 Financial Highlights
•Revenue: $2,167.8 million, an increase of 34% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $121.5 million, or 6% of revenue, compared to $234.6 million, or 15% of revenue, in fiscal 2023. Non-GAAP income from operations was $442.2 million, or 20% of revenue, compared to $240.8 million, or 15% of revenue, in fiscal 2023.
•Net income (loss): GAAP net loss was $57.7 million, compared to $202.3 million in fiscal 2023. Non-GAAP net income was $508.1 million, compared to $277.0 million in fiscal 2023.

•Net income (loss) per share, diluted: GAAP net loss per share, diluted, was $0.39, compared to $1.40 in fiscal 2023. Non-GAAP net income per share was $3.19, compared to $1.79 in fiscal 2023.
•Cash flows: Cash provided by operations was $779.8 million, or 36% of revenue, compared to $462.3 million, or 29% of revenue, in fiscal 2023. Free cash flow was $585.0 million, or 27% of revenue, compared to $333.6 million, or 21% of revenue, in fiscal 2023.

Recent Business Highlights
•Surpassed half a trillion daily transactions, further demonstrating Zscaler’s position as a leader in the Zero Trust cloud security market.

•Published the Zscaler ThreatLabz 2024 Ransomware Report, which analyzed the ransomware threat landscape from April 2023 through April 2024. Findings in the report uncovered an 18% overall increase in ransomware attacks year-over-year, as well as a record-breaking ransom payment of US$75 million – nearly double the highest publicly known ransomware payout – to the Dark Angels ransomware group.

•Collaborated with Google Chrome Enterprise to bring the power of Zscaler Private Access™ (ZPA™) zero trust secure access and advanced threat and data protection to private applications. The integration with Chrome Enterprise will provide hundreds of millions of enterprise users with advanced threat and data protection without the need for legacy VPNs or requiring additional browsers.

•Launched multiple innovations to its AI Data Protection capabilities. These innovations make Zscaler’s AI Data Protection a leading comprehensive data protection solution to protect structured and unstructured data in-motion, at-rest, and in-use, data across inline channels including Web, SaaS, Email, BYOD, and private applications in data centers and public cloud.

•Launched Zscaler AI/ML-powered URL categorization that classifies web URLs and assigns them specific categories by using AI and ML to analyze text and visuals.

•Announced the appointment of James Beer to its Board of Directors and also to the audit committee of the Board of Directors.

•Announced a collaboration with NVIDIA to accelerate AI-powered security-centric copilot services for the enterprise.

Change in Non-GAAP Measures Presentation

Effective August 1, 2024, the beginning of Zscaler’s fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We have included a table in this earnings release illustrating the impact of this change to these non-GAAP financial measures to all periods presented. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

Financial Outlook
For the first quarter of fiscal 2025, we expect:
•Revenue of $604 million to $606 million
•Non-GAAP income from operations of $114 million to $116 million
•Non-GAAP net income per share of approximately $0.62 to $0.63, assuming approximately 164 million fully diluted shares outstanding and a non-GAAP tax rate of 23%

For the full year fiscal 2025, we expect:
•Revenue of approximately $2.60 billion to $2.62 billion
•Calculated billings of $3.110 billion to $3.135 billion
•Non-GAAP income from operations of $530 million to $540 million
•Non-GAAP net income per share of $2.81 to $2.87, assuming approximately 164 million fully diluted shares outstanding and a non-GAAP tax rate of 23%
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

In August 2023, we completed an assessment of the useful lives of our servers and networking equipment, which resulted in an extension of their useful lives from four to five years. This change was effective beginning in fiscal year 2024. Based on the carrying amount of these assets as of July 31, 2023, the impact was approximately a 60 basis point benefit to our gross margin for the fourth quarter of fiscal 2024 and full year fiscal 2024.

Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization of debt issuance costs, and amortization expense of acquired intangible assets. We have not reconciled our expectations of non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its fourth quarter of fiscal 2024 and outlook for its first quarter of fiscal 2025 and full year fiscal 2025 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Tuesday, September 3, 2024
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:	To join by phone, register at the following link: (https://register.vevent.com/register/BIfba5c76db32d45fa97aa1227ae1a06d3). After registering, you will be provided with a dial-in number and a personal PIN that you will need to join the call.
Upcoming Conferences
First quarter of fiscal 2025 investor conference participation schedule:

•Citi Global TMT Conference in New York City
Thursday, September 5, 2024

•Goldman Sachs Communacopia + Technology Conference in San Francisco
Wednesday, September 11, 2024

•Wolfe Research TMT Conference in San Francisco
Wednesday, September 11, 2024

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com/

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the first quarter of fiscal 2025 and full year fiscal 2025. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks related to the use of AI in our platform; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new products and subscriptions and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; useful lives of our assets and other estimates; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024, filed on June 7, 2024, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 160 data centers globally, the SSE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Ashwin Kesireddy
VP, Investor Relations and Strategic Finance
(415) 798-1475
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2024	2023	2024	2023
Revenue	$592,868	$455,006	$2,167,771	$1,616,952
Cost of revenue (1) (2)	130,205	102,682	477,129	362,832
Gross profit	462,663	352,324	1,690,642	1,254,120
Operating expenses:
Sales and marketing (1) (2)	294,200	252,810	1,100,239	953,864
Research and development (1) (2)	139,150	96,387	499,828	349,735
General and administrative (1)	56,263	46,380	212,052	177,544
Restructuring and other charges (1)	—	1,299	—	7,600
Total operating expenses	489,613	396,876	1,812,119	1,488,743
Loss from operations	(26,950)	(44,552)	(121,477)	(234,623)
Interest income	27,233	21,351	109,130	60,462
Interest expense (3)	(3,604)	(2,494)	(13,132)	(6,541)
Other expense, net	(1,783)	(331)	(3,750)	(1,862)
Loss before income taxes	(5,104)	(26,026)	(29,229)	(182,564)
Provision for income taxes (4)	9,774	4,648	28,477	19,771
Net loss	$(14,878)	$(30,674)	$(57,706)	$(202,335)
Net loss per share, basic and diluted	$(0.10)	$(0.21)	$(0.39)	$(1.40)
Weighted-average shares used in computing net loss per share, basic and diluted	151,497	146,424	149,586	144,942
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$13,890	$12,016	$52,766	$40,297
Sales and marketing	60,584	60,181	230,597	222,280
Research and development	54,598	34,742	186,107	121,151
General and administrative	20,298	19,336	79,630	73,051
Restructuring and other charges	—	—	—	1,036
Total	$149,370	$126,275	$549,100	$457,815
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$4,483	$2,765	$12,879	$9,574
Sales and marketing	501	217	1,232	773
Research and development	140	—	513	713
Total	$5,124	$2,982	$14,624	$11,060

(3) Includes amortization of debt issuance costs	$980	$975	$3,914	$3,894

(4) Includes tax benefit associated with business acquisitions	$—	$—	$(1,864)	$—

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	July 31,	July 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,423,080	$1,262,206
Short-term investments	986,574	838,026
Accounts receivable, net	736,529	582,636
Deferred contract acquisition costs	148,873	115,827
Prepaid expenses and other current assets	101,561	91,619
Total current assets	3,396,617	2,890,314
Property and equipment, net	383,121	242,355
Operating lease right-of-use assets	89,758	70,671
Deferred contract acquisition costs, noncurrent	296,525	259,407
Acquired intangible assets, net	63,835	25,859
Goodwill	417,029	89,192
Other noncurrent assets	58,083	30,519
Total assets	$4,704,968	$3,608,317

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,309	$18,481
Accrued expenses and other current liabilities	91,708	64,975
Accrued compensation	160,810	136,800
Deferred revenue	1,643,919	1,281,143
Convertible senior notes	1,142,275	—
Operating lease liabilities	50,866	34,469
Total current liabilities	3,112,887	1,535,868
Convertible senior notes, noncurrent	—	1,134,159
Deferred revenue, noncurrent	251,055	158,533
Operating lease liabilities, noncurrent	44,824	41,917
Other noncurrent liabilities	22,100	12,728
Total liabilities	3,430,866	2,883,205
Stockholders’ Equity
Common stock	152	147
Additional paid-in capital	2,426,819	1,816,915
Accumulated other comprehensive loss	(4,789)	(1,576)
Accumulated deficit	(1,148,080)	(1,090,374)
Total stockholders’ equity	1,274,102	725,112
Total liabilities and stockholders’ equity	$4,704,968	$3,608,317

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	July 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(57,706)	$(202,335)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	66,308	55,756
Amortization expense of acquired intangible assets	14,624	11,060
Amortization of deferred contract acquisition costs	130,139	98,718
Amortization of debt issuance costs	3,914	3,894
Non-cash operating lease costs	49,445	32,212
Stock-based compensation expense	527,676	444,834
Accretion of investments purchased at a discount	(19,062)	(6,582)
Unrealized (gains) losses on hedging transactions	753	(3,319)
Deferred income taxes	(5,633)	352
Other	3,320	(820)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(152,960)	(183,858)
Deferred contract acquisition costs	(200,303)	(176,950)
Prepaid expenses, other current and noncurrent assets	(39,971)	(39,922)
Accounts payable	4,164	(8,416)
Accrued expenses, other current and noncurrent liabilities	43,556	26,814
Accrued compensation	10,507	24,538
Deferred revenue	450,314	418,564
Operating lease liabilities	(49,239)	(32,197)
Net cash provided by operating activities	779,846	462,343
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(144,588)	(97,197)
Capitalized internal-use software	(50,308)	(31,527)
Payments for business acquisitions, net of cash acquired	(374,702)	(15,643)
Purchase of strategic investments	(2,000)	(3,206)
Purchases of short-term investments	(1,291,015)	(1,064,143)
Proceeds from maturities of short-term investments	1,132,268	901,849
Proceeds from sale of short-term investments	47,165	50,530
Net cash used in investing activities	(683,180)	(259,337)
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	12,249	3,944
Proceeds from issuance of common stock under the employee stock purchase plan	51,998	42,263
Payment of deferred consideration related to business acquisitions	—	(215)
Other	(39)	(2)
Net cash provided by financing activities	64,208	45,990
Net increase in cash and cash equivalents	160,874	248,996
Cash and cash equivalents at beginning of period	1,262,206	1,013,210
Cash and cash equivalents at end of period	$1,423,080	$1,262,206

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2024	2023	2024	2023

Revenue	$592,868	$455,006	$2,167,771	$1,616,952

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$462,663	$352,324	$1,690,642	$1,254,120
Add: Stock-based compensation expense and related payroll taxes	13,890	12,016	52,766	40,297
Add: Amortization expense of acquired intangible assets	4,483	2,765	12,879	9,574
Non-GAAP gross profit	$481,036	$367,105	$1,756,287	$1,303,991
GAAP gross margin	78%	77%	78%	78%
Non-GAAP gross margin	81%	81%	81%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(26,950)	$(44,552)	$(121,477)	$(234,623)
Add: Stock-based compensation expense and related payroll taxes	149,370	126,275	549,100	457,815
Add: Amortization expense of acquired intangible assets	5,124	2,982	14,624	11,060
Add: Restructuring and other charges, excluding stock-based compensation expense (1)	—	1,299	—	6,564
Non-GAAP income from operations	$127,544	$86,004	$442,247	$240,816
GAAP operating margin	(5)%	(10)%	(6)%	(15)%
Non-GAAP operating margin	22%	19%	20%	15%

(1) In connection with a restructuring plan announced in March 2023, we incurred stock-based compensation expense of approximately $1.0 million, which is included in stock-based compensation expense and related payroll taxes for the fiscal year ended July 31, 2023.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2024	2023	2024	2023
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(14,878)	$(30,674)	$(57,706)	$(202,335)
Stock-based compensation expense and related payroll taxes	149,370	126,275	549,100	457,815
Amortization expense of acquired intangible assets	5,124	2,982	14,624	11,060
Restructuring and other charges, excluding stock-based compensation expense (1)	—	1,299	—	6,564
Amortization of debt issuance costs	980	975	3,914	3,894
Benefit for income taxes (2)	—	—	(1,864)	—
Non-GAAP net income	$140,596	$100,857	$508,068	$276,998

Add: Non-GAAP interest expense related to the convertible senior notes	359	359	1,436	1,437
Numerator used in computing non-GAAP net income per share, diluted	$140,955	$101,216	$509,504	$278,435

GAAP net loss per share, diluted	$(0.10)	$(0.21)	$(0.39)	$(1.40)
Stock-based compensation expense and related payroll taxes	0.93	0.80	3.44	2.94
Amortization expense of acquired intangible assets	0.03	0.02	0.09	0.07
Restructuring and other charges, excluding stock-based compensation expense (1)	—	0.01	—	0.04
Amortization of debt issuance costs	0.01	0.01	0.02	0.03
Benefit for income taxes (2)	—	—	(0.01)	—
Non-GAAP interest expense related to the convertible senior notes	—	—	0.01	0.01
Adjustment to total fully diluted earnings per share (3)	0.01	0.01	0.03	0.10
Non-GAAP net income per share, diluted	$0.88	$0.64	$3.19	$1.79

Weighted-average shares used in computing GAAP net loss per share, diluted	151,497	146,424	149,586	144,942
Add: Outstanding potentially dilutive equity incentive awards	2,699	3,265	4,091	3,174
Add: Convertible senior notes	7,626	7,626	7,626	7,626
Less: Antidilutive impact of capped call transactions (4)	(1,325)	—	(1,486)	—
Weighted-average shares used in computing non-GAAP net income per share, diluted	160,497	157,315	159,817	155,742
___________

(1) In connection with a restructuring plan announced in March 2023, we incurred stock-based compensation expense of approximately $1.0 million, which is included in stock-based compensation expense and related payroll taxes for the fiscal year ended July 31, 2023.

(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP provision for income taxes represents primarily the effects of stock-based compensation expense and income tax effects associated with business acquisitions. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarter ended October 31, 2023, we recognized a tax expense of $3.3 million associated with the integration of a business acquisition. In the fiscal quarter ended April 30, 2024, we recorded a tax benefit of $5.1 million associated with the reduction of the valuation allowance due to the establishment of deferred tax liabilities from a business acquisition.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the non-GAAP net income per share, and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP but are expected to mitigate the dilutive effect of the convertible senior notes, and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2024	2023	2024	2023
Calculated billings
Revenue	$592,868	$455,006	$2,167,771	$1,616,952
Add: Total deferred revenue, end of period	1,894,974	1,439,676	1,894,974	1,439,676
Less: Total deferred revenue, beginning of period	(1,577,014)	(1,175,373)	(1,439,676)	(1,021,123)
Calculated billings	$910,828	$719,309	$2,623,069	$2,035,505

Free cash flow
Net cash provided by operating activities	$203,557	$135,936	$779,846	$462,343
Less: Purchases of property, equipment and other assets	(49,384)	(27,070)	(144,588)	(97,197)
Less: Capitalized internal-use software	(17,855)	(7,565)	(50,308)	(31,527)
Free cash flow	$136,318	$101,301	$584,950	$333,619

Free cash flow margin
Net cash provided by operating activities, as a percentage of revenue	34%	30%	36%	29%
Less: Purchases of property, equipment and other assets, as a percentage of revenue	(8)%	(6)%	(7)%	(6)%
Less: Capitalized internal-use software, as a percentage of revenue	(3)%	(2)%	(2)%	(2)%
Free cash flow margin	23%	22%	27%	21%

ZSCALER, INC.
Change in Non-GAAP Measures Presentation
Establishment of Projected Non-GAAP Tax Rate of 23% Effective August 1, 2024 (Beginning of Fiscal 2025)
(in thousands, except per share amounts)
(unaudited)

Effective August 1, 2024, the beginning of Zscaler’s fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods in fiscal 2015 and beyond. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

The table below illustrates the impact of this change to our non-GAAP net income and non-GAAP net income per share to all periods presented:

	Three Months Ended		Year Ended
	July 31,		July 31,
	2024	2023	2024	2023

Non-GAAP net income, as reported	$140,596	$100,857	$508,068	$276,998
Add: Non-GAAP provision for income taxes, as reported	9,774	4,648	30,341	19,771
Non-GAAP income before income taxes, as reported	150,370	105,505	538,409	296,769
Less: Non-GAAP provision for income taxes based on non-GAAP tax rate of 23%	(34,585)	(24,266)	(123,834)	(68,257)
Non-GAAP net income based on non-GAAP tax rate of 23%	$115,785	$81,239	$414,575	$228,512

Non-GAAP net income per share, diluted, as reported	$0.88	$0.64	$3.19	$1.79
Non-GAAP net income per share, diluted, based on non-GAAP tax rate of 23%	$0.72	$0.52	$2.60	$1.48

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, as it has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity incentive awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of acquired intangible assets and non-recurring income tax expense or benefit associated with business acquisitions are excluded because these are considered by management to be outside of our core business operating performance. Restructuring and other charges includes severance and termination benefits in connection with a restructuring plan to streamline operations and to align people, roles and projects to our strategic priorities. These expenses are excluded because they fluctuate in amount and frequency and are not reflective of our core business operating performance. Amortization of debt issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Effective August 1, 2024, the beginning of Zscaler’s fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, and restructuring and other charges. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges, amortization of debt issuance costs, and the tax effects of these items on our non-GAAP net income, if such effects have a material impact to our non-GAAP results. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the non-GAAP interest expense divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Calculated Billings. We define calculated billings as revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.